EXHIBIT 10.1
AMERISTAR CASINOS, INC.
PERFORMANCE-BASED BONUS PLAN
FOR CRAIG H. NEILSEN
PERFORMANCE CRITERIA FOR 2006
Adopted by the Compensation Committee
of the Board of Directors
March 30, 2006
          For purposes of the Performance-Based Bonus Plan for Craig H. Neilsen (this “Plan”) for 2006, Mr. Neilsen’s target bonus shall be $925,000 (the “Target Bonus”) and the target level of Company EBITDA against which Company performance will be measured shall be $257,500,000 (the “EBITDA Target”).
          The Earned Bonus shall be calculated in accordance with the following formula:
•	If EBITDA is less than 90.0% of the EBITDA Target, then the Earned Bonus shall equal zero.

•	If EBITDA is at least 90.0% of the EBITDA Target but less than 100.0% of the EBITDA Target, then the Earned Bonus shall be calculated as follows:
o	Earned Bonus = $925,000 — $0.03592233 for every $1.00 by which Company EBITDA is less than $257,500,000.
•	If EBITDA equals exactly 100.0% of the EBITDA Target, then the Earned Bonus shall equal the Target Bonus (i.e., $925,000).

•	If EBITDA is greater than 100.0% of the EBITDA Target but less than 110.0% of the EBITDA Target, then the Earned Bonus shall be calculated as follows:
o	Earned Bonus = $925,000 + $0.03592233 for every $1.00 of EBITDA achieved by the Company in excess of $257,500,000.
•	If EBITDA is 110.0% of the EBITDA Target or greater, then the Earned Bonus shall equal 200% of the Target Bonus (i.e., $1,850,000).